Old Point Records Profit for 1st Quarter
• Net interest income increased to $5.7 million
• Deposits grew $6.4 million
• Net interest margin continues to climb

April 20, 2011 Hampton, VA                                                Old Point Financial Corporation (Nasdaq "OPOF") posted a profit of $345 thousand, or $0.07 per diluted share, in the quarter that ended March 31, 2011, as compared to a loss of $946 thousand or $0.19 per diluted share in the first quarter of 2010.  Assets as of March 31, 2011 were $862.2 million, a decrease of $24.6 million, or 2.8%, compared to assets as of December 31, 2010, largely due to the current loan environment.  Deposits grew by $6.4 million over the same period.  When comparing the first quarter of 2011 to the first quarter of 2010, net interest income after provision for loan losses increased to $5.7 million from $2.8 million, and the net interest margin grew by 25 basis points to 3.76%.

Despite net charge offs of $4.7 million in loans during the first quarter of 2011, management was able to decrease its provision for loan losses by $2.9 million from $4.7 million in the first quarter of 2010 to $1.8 million in 2011.  More than half of the net charge offs for the first quarter of 2011 had been previously provided for in the 2010 provision for loan losses.

“Despite the economic challenges, we recorded a profit for the first quarter,” said Robert F. Shuford, Chairman and President of Old Point Financial Corporation.  “We continue to conservatively manage our portfolio, and focus on the best interest of our customers and our community.  With our sights set on future growth, we have completed the archaeological dig and initiated the first phase of work on our new five-story headquarters in downtown Hampton.”

In addition, Old Point supported numerous community initiatives in the first quarter of 2011, including the Extreme Makeover: Home Edition, Chesapeake Regional Health Foundation’s Annual Gala, the Virginia Living Museum’s Bacchus Food and Wine Festival, the Girl Scout’s Samoa Soiree, the Center for Children and Family Services’ Country for Kids Concert, the Patient Advocate Foundation’s Promise of Hope Affair, the America Heart Association’s Peninsula Heart Ball, the First Book Hampton Roads’ Read All Over Gala, Habitat for Humanity’s Raise the Roof, Arena Racing’s Old Point 200, and many other events and activities.

Other items of note for the first quarter 2011:

Non-performing Assets (NPAs) as of March 31, 2011 were $33.6 million, down from $34.0 million on December 31, 2010.
Allowance for Loan and Lease Losses (ALLL) on March 31, 2011 was 1.82% of total loans; as of December 31, 2010, that measure was 2.25%.
Net loans charged off/provision for loan losses: For the three months ended March 31, 2011, net loans charged off totaled $4.7 million, compared to $1.4 million for the same period in 2010. The provision for loan losses in the first quarter 2011 of $1.8 million represents a $2.9 million reduction to the provision over the first quarter of 2010.
Net interest margin (NIM) for the first quarter of 2011 was 3.76% as compared to 3.51% for the comparable quarter in 2010.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  These forward-looking statements are based on the beliefs of the corporation's management, as well as estimates and assumptions made by, and information currently available to, the corporation's management.  These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate.  Actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: interest rates; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the corporation’s market area; technology; reliance on third parties for key services; the real estate market; the corporation’s expansion initiatives; accounting principles, policies and guidelines; and other factors detailed in the corporation's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2010. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 21 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Erin Black, Vice President/Marketing Director, Old Point National Bank at 757- 251-2792.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheet
(dollars in thousands, except share data)	March 31,	December 31,
	2011	2010
	(unaudited)
Assets

Cash and due from banks	$13,377	$15,603
Federal funds sold	20,512	12,828
Cash and cash equivalents	33,889	28,431
Securities available-for-sale, at fair value	195,509	206,092
Securities held-to-maturity
(fair value approximates $2,451 and $1,957)	2,452	1,952
Restricted securities	4,320	4,320
Loans, net of allowance for loan losses of $10,284 and $13,228	554,029	573,391
Premises and equipment, net	29,545	29,616
Bank owned life insurance	18,221	18,020
Foreclosed assets, net of valuation allowance of $1,787 and $2,124	11,164	11,448
Other assets	13,115	13,572
	$862,244	$886,842

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$139,665	$129,208
Savings deposits	228,429	225,210
Time deposits	317,556	324,796
Total deposits	685,650	679,214
Federal funds purchased and other borrowings	714	731
Overnight repurchase agreements	37,421	50,757
Term repurchase agreements	20,700	38,959
Federal Home Loan Bank advances	35,000	35,000
Accrued expenses and other liabilities	1,338	1,229
Total liabilities	780,823	805,890

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized;
4,953,384 and 4,936,989 shares issued and outstanding	24,767	24,685
Additional paid-in capital	16,183	16,026
Retained earnings	42,908	42,810
Accumulated other comprehensive loss	(2,437)	(2,569)
Total stockholders' equity	81,421	80,952
	$862,244	$886,842

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Interest and Dividend Income:
Interest and fees on loans	$8,403	$9,486
Interest on federal funds sold	8	20
Interest on securities:
Taxable	903	804
Tax-exempt	39	94
Dividends and interest on all other securities	12	11
Total interest and dividend income	9,365	10,415

Interest Expense:
Interest on savings and interest-bearing demand deposits	105	95
Interest on time deposits	1,266	1,861
Interest on federal funds purchased, securities sold under
agreements to repurchase and other borrowings	53	178
Interest on Federal Home Loan Bank advances	421	829
Total interest expense	1,845	2,963
Net interest income	7,520	7,452
Provision for loan losses	1,800	4,700
Net interest income, after provision for loan losses	5,720	2,752

Noninterest Income:
Income from fiduciary activities	771	821
Service charges on deposit accounts	1,011	1,315
Other service charges, commissions and fees	738	690
Income from bank owned life insurance	202	389
Other operating income	83	83
Total noninterest income	2,805	3,298

Noninterest Expense:
Salaries and employee benefits	4,630	4,531
Occupancy and equipment	1,085	1,099
FDIC insurance	405	329
Data processing	328	297
Customer development	222	222
Advertising	144	176
Loan expenses	187	122
Other outside service fees	144	92
Employee professional development	133	143
Postage and courier expense	123	136
Legal and audit expenses	143	105
Loss (gain) on write-down/sale of foreclosed assets	189	(46)
Other operating expenses	433	529
Total noninterest expenses	8,166	7,735
Income before income taxes	359	(1,685)
Income tax expense (benefit)	14	(739)
Net income (loss)	$345	$(946)

Basic Earnings per Share:
Average shares outstanding	4,937,353	4,920,108
Net income per share of common stock	$0.07	$(0.19)

Diluted Earnings per Share:
Average shares outstanding	4,937,353	4,933,582
Net income per share of common stock	$0.07	$(0.19)

Cash Dividends Declared	$0.05	$0.10

Old Point Financial Corporation and Subsidiaries
Selected Ratios	March 31,	December 31,	March 31,
	2011	2010	2010
Net Interest Margin	3.76%	3.63%	3.51%
NPAs/Total Assets	3.90%	3.84%	2.93%
Annualized Net Charge Offs/Total Loans	3.36%	0.59%	0.90%
Allowance for Loan Losses/Total Loans	1.82%	2.25%	1.76%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual Loans	$22,058	$20,881	$17,534
Loans> 90 days past due, but still accruing interest	126	73	266
Restructured Loans	259	1,639	2,480
Foreclosed Assets	11,164	11,448	7,571
Total Non-Performing Assets	$33,607	$34,041	$27,851

Loans Charged Off (net of recoveries) (in thousands)	$4,744	$3,437	$1,421